UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

As previously disclosed, in January 2020, CBL & Associates Properties. Inc. and its majority owned subsidiary CBL & Associates Limited Partnership (the “Operating Partnership”, and together with CBL & Associates Properties, Inc., the “Company”) engaged Weil, Gotshal & Manges LLP and Moelis & Company LLC (the “Advisors”) to assist the Company in exploring several alternatives to reduce overall leverage and interest expense and to extend the maturity of its debt, among other things. The Company’s Advisors recently commenced discussions with advisors to certain holders of its senior unsecured notes and the credit committee of the Company’s senior secured credit facility. On June 2, 2020, the Company announced that it had elected to not make the $11.8 million interest payment due and payable on June 1, 2020, with respect to the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”). As discussions continue, the Company has elected to not make the $18.6 million interest payment (the “Interest Payment”) due and payable on June 15, 2020, with respect to the Operating Partnership’s 5.95% senior unsecured notes due 2026 (the “2026 Notes”). Under the indenture governing the 2026 Notes, the Operating Partnership has a 30-day grace period to make the Interest Payment before the nonpayment is considered an “event of default” with respect to the 2026 Notes. Any event of default under the 2026 Notes for nonpayment of the Interest Payment would also be considered an event of default under the Operating Partnership’s senior secured credit facility, which could lead to an acceleration of amounts due under the facility. Further, if the trustee for the 2026 Notes should exercise its right to accelerate the maturity of the full balance owed on the 2026 Notes as a result of such an “event of default,” that would also constitute an “event of default” under the 2023 Notes and the Operating Partnership’s 4.60% senior unsecured notes due 2024, which could lead to the acceleration of all amounts due under those notes. The Company has elected to enter the 30-day grace period with respect to the Interest Payment in order to advance discussions with its lenders and explore alternative strategies.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: June 16, 2020